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                                                                    EXHIBIT 23.2



                      CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in this registration statement on Form S-3 of Tyson Foods, Inc. to be filed on or about April 28, 1998 of our report dated November 10, 1997, on our audits of the consolidated financial statements and financial statement schedule of Hudson Foods, Inc. as of September 27, 1997 and September 28, 1996, and for each of the three years in the period ended September 27, 1997, which report is included in the Annual Report on Form 10-K of Hudson Foods, Inc.

We also continue to consent to the reference to our firm under the caption "Experts" which is included in the registration statement on Form S-3 of Tyson Foods, Inc. (No. 333-42525) and incorporated by reference in this registration statement.

                                       /s/ COOPERS & LYBRAND L.L.P.
                                       ----------------------------
                                       Coopers & Lybrand, L.L.P.
Tulsa, Oklahoma
April 28, 1998